LIMITED POWER OF ATTORNEY FOR
Executing Forms 3, 4, and 5

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Patricia Lamm, Jill Meissner, Eric J. Pagels and James Lee of Maxar Technologies Inc. ("Company") and Shelly Heyduk and Chloe K. Keedy of O'Melveny & Myers LLP, any of them signing singly, with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1)	Prepare and execute for an on behalf of the undersigned, in the undersigned's capacity as an officer and/or Director of Maxar Technologies Inc. ("Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules under such act, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(2)	Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 or other form or report and timely file such form or report with the SEC and any stock exchange or similar authority;

(3)	Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, my be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned grants to each such attorney-in-fact full power and authority to prepare and execute any form requisite, necessary or proper and do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and pwoers granted by this power of attorney, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers granted by this power of attorney. The undersigned acknowledges that each of the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 for the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 26, 2022.

                                         /s/ Heather A. Wilson

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